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                                                                   EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendement No. 2 to Registration Statement No. 333-02653 of Northrop Grumman Corporation (the "Company") on Form S-4 of our report dated February 7, 1996, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Deloitte & Touch LLP
Los Angeles, California
June 3, 1996